UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 6, 2023

Unicycive Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40582	81-3638692
(State or other jurisdiction of	(Commission File Number)	IRS Employer
incorporation or organization)		Identification No.)

4300 El Camino Real, Suite 210

Los Alto, CA 94022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 351-4495

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	UNCY	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 6, 2023, Unicycive Therapeutics, Inc. (the “Company”) entered into Amendment No. 1 to the Securities Purchase Agreement originally dated as of March 3, 2023 (‘Amendment No. 1”) pursuant to which the Company and the investors named therein agreed that, with respect to the upcoming annual meeting of stockholders, the Company would be seeking stockholder approval of a reverse stock split of its common stock at a specific ratio within a range of 1-for-2 to 1-for-20 rather than 1-for-10 to 1-for-20.

The form of Amendment No. 1 is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summaries of the terms of Amendment No. 1 are subject to, and qualified in its entirety by, the full text of such document, where applicable, which are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Amendment No. 1 to Securities Purchase Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 10, 2023

UNICYCIVE THERAPEUTICS, INC.

By:	/s/ Shalabh Gupta
Shalabh Gupta
Chief Executive Officer

2